  Sonos Reports Record Fourth Quarter and Fiscal 2020 Results    Sonos reaches inflection point demonstrating the power and profitability of its business model    Santa Barbara, CA - November 18, 2020 - Sonos, Inc. (Nasdaq: SONO) today reported record  fourth quarter and fiscal 2020 results.      Fourth Quarter 2020 Financial Highlights (unaudited)    ● GAAP net income increased to $18.4 million from ($29.6) million last year; non-GAAP  net income excluding stock-based compensation, restructuring and legal and  transaction related fees increased to $40.7 million from ($16.6) million last year   ● GAAP diluted earnings per share (EPS) increased to $0.15 from ($0.28) last year;  non-GAAP diluted earnings per share (EPS) excluding stock-based compensation,  restructuring, and legal and transaction related fees increased to $0.33 from ($0.15) last  year    ● Adjusted EBITDA increased to $46.4 million from ($2.8) million last year; excluding the  effect of tariffs, adjusted EBITDA increased to $48.9 million  ● Adjusted EBITDA margin increased to 13.7% from (0.9%) last year; excluding the effect  of tariffs, adjusted EBITDA margin increased to 14.4%  ● Gross margin increased 530 basis points to 47.5%; excluding the effect of tariffs, gross  margin increased 560 basis points to 48.3%  ● Revenue increased 16% year-over-year to $339.8 million; excluding the impact of the  14th week, revenue increased approximately 7% year-over-year  ● Direct-to-consumer revenue increased 67% year-over-year    Fiscal 2020 Financial Highlights (unaudited)    ● GAAP net loss increased to ($20.1) million from ($4.8) million last year; non-GAAP net  income excluding stock-based compensation, restructuring, and legal and transaction  related fees increased to $79.2 million from $41.8 million last year  ● GAAP diluted loss per share increased to ($0.18) from ($0.05) last year; non-GAAP  diluted earnings per share (EPS) excluding stock-based compensation, restructuring,  and legal and transaction related fees increased to $0.67 from $0.37 last year    ● Adjusted EBITDA increased 22% to a record $108.5 million; excluding the effect of  tariffs, adjusted EBITDA increased 56% to $140.9 million  ● Adjusted EBITDA margin increased 120 basis points to record 8.2%; excluding the  effect of tariffs, adjusted EBITDA margin increased 350 basis points to 10.6%  ● Gross margin increased 130 basis points to 43.1%; excluding the effect of tariffs, gross  margin increased 370 basis points to a record of 45.6%

● Revenue increased 5% to $1.326 billion; excluding the impact of the 53rd week in fiscal  2020, revenue increased approximately 3%   ● Direct-to-consumer revenue increased 84% and represented a record 21% of total  revenue compared to 12% last year  ● Cash flows from operating activities of $162.0 million compared to $120.6 million last  year  ● Free cash flow of $129.0 million compared to $97.4 million last year    Sonos CEO Patrick Spence commented, “We reached an inflection point in the fourth quarter  that demonstrates the power and profitability of our model. As our customers recognize,  Sonos products operate seamlessly together, with more products improving the experience.  That’s why year in and year out, our existing customers add more products to their systems -  every new household that we gain starts that cycle anew. Fiscal 2020 was the 15th year in a  row we grew total households by at least 20%, while our existing customers once again  showed strong repurchase habits, accounting for a record 41% of total product registrations.  We deliver a consistent cadence of new, innovative products and services, and we have only  started the process of realizing the lifetime value of our customers, both old and new.”    “In fiscal 2020, we delivered a record 8.2% adjusted EBITDA margin, or 10.6% excluding the  effect of tariffs, and we project delivering 12% to 14% adjusted EBITDA margins next year,  which is ahead of our prior targets,” continued Mr. Spence.    Mr. Spence concluded, “As we look ahead, we are focused on delivering innovative new  products and services that customers love, strengthening our direct-to-consumer efforts, and  supporting our incredible partnerships. We believe we are well positioned to deliver strong  profit margins, cash flow, revenue growth and increased shareholder value over the long-term.”    Fiscal 2020 Company Highlights    ● Launched three new products including Arc, our premium smart soundbar replacing  Playbar; Five, our most powerful speaker and replacing Play:5; and Sub (Gen 3),  featuring the same iconic design and bold bass as its predecessor   ● Launched Sonos S2, a powerful new app and operating system  ● Announced multifaceted innovative marketing campaign with Disney, celebrating the  widely anticipated premiere of the second season of “The Mandalorian”   ● Introduced Sonos Radio, a free, ad-supported radio service available in the Sonos app  ● Total households increased 20% to 10.9 million in fiscal 2020 on top of 22% growth  last year  ● Existing households accounted for 41% of new product registrations in fiscal 2020 up  from 37% last year  ● Added record 1.8 million net new households in fiscal 2020  ● Average number of registered products per household at 2.9 in fiscal 2020   ● Listening hours increased 33% in fiscal 2020 compared to 29% growth last year    Fiscal 2021 Outlook

  ● Adjusted EBITDA in the range of $170 million to $205 million, representing growth in the  range of 57% to 89%, or 21% to 46% excluding the effect of tariffs in fiscal 2020  ● Adjusted EBITDA margin in the range of 12% to 14%, representing a 380 to 580 basis  point improvement year-over-year, or 140 to 340 basis points excluding the effect of  tariffs in fiscal 2020  ● Gross margin in the range of 45.3% to 45.8%, representing a 220 to 270 basis point  improvement year-over-year; excluding the effect of tariffs in fiscal 2020, gross margin  roughly flat year-over-year. This includes minimal impact from ongoing tariffs and no  impact from the potential tariff refund.    ● Revenue in the range of $1.44 billion to $1.5 billion, representing growth in the range of  11% to 15% from fiscal 2020 on a comparable 52-week basis and 9% to 13% on as  reported basis  ● Direct-to-consumer revenue as a percentage of total revenue similar to fiscal 2020    Virtual Investor Event - Tuesday, March 9, 2021    Sonos will host a virtual investor event on Tuesday, March 9, 2021 highlighting its long-term  strategic priorities and targets. Further details to come.    Supplemental Earnings Presentation     The Company has posted a supplemental earnings presentation accompanying its fourth  quarter and fiscal 2020 results to the Earnings Reports section of its investor relations website  at https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports.    Conference Call, Webcast and Transcript  The Company will host a webcast of its conference call and Q&A related to its fourth quarter  and fiscal 2020 results on November 18, 2020 at 5:00 p.m. Eastern Time (2:00 p.m. Pacific  Time). Participants may access the live webcast in listen-only mode on the Sonos investor  relations website at https://investors.sonos.com/news-and-events/default.aspx. The  conference call may also be accessed by dialing (833) 921-1637 with conference ID 7717309.  Participants outside the U.S. can access the call by dialing (236) 714-2128 using the same  conference ID.   An archived webcast of the conference call and a transcript of the company’s prepared  remarks and Q&A session will also be available at  https://investors.sonos.com/reports-and-filings/default.aspx#section=earningsreports following  the call.

  Consolidated Statements of Operations and Comprehensive Income (Loss)  (unaudited, dollars in thousands, except share and per share amounts)    Three Months Ended    Twelve Months Ended  October 3,  September 28,  October 3,  September 28,    2020    2019    2020    2019  Revenue  $ 339,837     $ 294,160     $ 1,326,328     $ 1,260,823   Cost of revenue  178,301     169,889     754,372     733,480   Gross profit  161,536     124,271     571,956     527,343   Operating expenses                Research and development  54,783     49,644     214,672     171,174   Sales and marketing  58,338     70,894     263,539     247,599   General and administrative  32,986     28,565     120,978     102,871   Total operating expenses  146,107     149,103     599,189     521,644   Operating income (loss)  15,429     (24,832)    (27,233)    5,699    Other income (expense), net                Interest income  43     1,416      1,998      4,349    Interest expense  (300)    (584)    (1,487)    (2,499)  Other income (expense), net  3,273      (4,985)    6,639      (8,625)  Total other income (expense), net  3,016      (4,153)    7,150      (6,775)  Income (loss) before provision for income  taxes  18,445     (28,985)    (20,083)    (1,076)  Provision for income taxes  34     615     32     3,690    Net income (loss)  $ 18,411     $ (29,600)    $ (20,115)    $ (4,766)                  Net income (loss) attributable to common  stockholders:                Basic  $ 18,411     $ (29,600)    $ (20,115)    $ (4,766)  Diluted  $ 18,411     $ (29,600)    $ (20,115)    $ (4,766)                  Net income (loss) per share attributable  to common stockholders:                Basic  $ 0.17     $ (0.28)    $ (0.18)    $ (0.05)  Diluted  $ 0.15     $ (0.28)    $ (0.18)    $ (0.05)                  Weighted-average shares used in  computing net income (loss) per share  attributable to common stockholders:                Basic  111,148,110     107,130,076     109,807,154     103,783,006   Diluted  122,598,225     107,130,076     109,807,154     103,783,006                   Total comprehensive income (loss)                Net income (loss)  $ 18,411     $ (29,600)    $ (20,115)    $ (4,766)  Change in foreign currency translation  adjustment  (1,095)    1,107      (1,826)    1,613    Comprehensive income (loss)  $ 17,316     $ (28,493)    $ (21,941)    $ (3,153)

  Condensed Consolidated Balance Sheets  (unaudited, dollars in thousands, except par values)          As of  October 3,  September 28,    2020    2019  Assets        Current assets:        Cash and cash equivalents  $ 407,100     $ 338,641   Restricted cash  191     179   Accounts receivable, net of allowances  54,935     102,743   Inventories  180,830     219,784   Prepaids and other current assets  17,321     17,762   Total current assets  660,377     679,109   Property and equipment, net  60,784     78,139   Operating lease right-of-use assets  42,342     —    Goodwill  15,545     1,005    Intangible assets, net  26,394     13   Deferred tax assets  1,800      1,154    Other noncurrent assets  8,809      2,185    Total assets  $ 816,051     $ 761,605   Liabilities and stockholders’ equity        Current liabilities:        Accounts payable  $ 250,328     $ 251,941   Accrued expenses  45,049     69,856   Accrued compensation  44,517     41,142   Short-term debt  6,667      8,333    Deferred revenue, current  15,304     13,654   Other current liabilities  31,150     17,548   Total current liabilities  393,015     402,474   Operating lease liabilities, noncurrent  50,360     —    Long-term debt  18,251     24,840   Deferred revenue, noncurrent  47,085     42,795   Deferred tax liabilities  2,434      —    Other noncurrent liabilities  7,067      10,568   Total liabilities  518,212     480,677   Stockholders’ equity:        Common stock, $0.001 par value  114     110   Treasury stock  (20,886)    (13,498)  Additional paid-in capital  548,993     502,757   Accumulated deficit  (228,492)     (208,377)   Accumulated other comprehensive loss  (1,890)    (64)  Total stockholders’ equity:  297,839     280,928   Total liabilities and stockholders’ equity:  $ 816,051     $ 761,605

Condensed Consolidated Statements of Cash Flows  (unaudited, dollars in thousands)  Twelve Months Ended October 3, September 28, 2020 2019 Cash flows from operating activities Net loss $ (20,115) $ (4,766) Adjustments to reconcile net loss to net cash provided by operating  activities Depreciation and amortization 36,426  36,415  Impairment and abandonment charges 14,174  —  Stock-based compensation expense 57,610  46,575  Other 5,710  2,713  Deferred income taxes (567) (268) Foreign currency transaction (gain) loss (4,143) 4,035  Changes in operating assets and liabilities:  Accounts receivable, net 49,593  (32,078) Inventories 38,010  (31,796) Other assets (5,749) (7,605) Accounts payable and accrued expenses (24,440) 85,878  Accrued compensation 1,088  8,231  Deferred revenue 4,754  6,165  Other liabilities 9,635  7,137  Net cash provided by operating activities 161,986  120,636  Cash flows from investing activities Purchases of property and equipment and intangible assets (33,035) (23,222) Cash paid for acquisition, net of acquired cash (36,289) —  Net cash used in investing activities (69,324) (23,222) Cash flows from financing activities Repayments of borrowings (8,333) (6,667) Payments for repurchase of common stock under share repurchase program (50,015) — Payments for repurchase of common stock related to equity awards (11,029) (2,426)  Proceeds from exercise of common stock options 42,286  31,574  Payments of offering costs —  (585) Net cash provided by (used in) financing activities (27,091) 21,896  Effect of exchange rate changes on cash, cash equivalents and restricted  cash 2,900  (1,610) Net increase in cash, cash equivalents and restricted cash 68,471  117,700  Cash, cash equivalents and restricted cash Beginning of period 338,820  221,120  End of period $ 407,291  $ 338,820  Supplemental disclosure Cash paid for interest $ 1,647  $ 2,517  Cash paid for taxes, net of refunds $ 783  $ 3,570  Cash paid for amounts included in the measurement of lease liabilities  $ 17,194  $ —  Supplemental disclosure of non-cash investing and financing activities

Purchases of property and equipment, accrued but not paid $ 3,911  $ 11,687  Right-of-use assets obtained in exchange for lease liabilities $ 77,416  $ —      Reconciliation of Net Income (Loss) to Adjusted EBITDA (unaudited, dollars in thousands) Three Months Ended Twelve Months Ended October 3, September 28, October 3, September 28, 2020 2019 2020 2019 Net income (loss) $ 18,411  $ (29,600) $ (20,115) $ (4,766) Add (deduct): Depreciation and amortization 8,733  9,012  36,426  36,415  Stock-based compensation expense 15,971  13,049  57,610  46,575  Interest income (43) (1,416) (1,998) (4,349) Interest expense 300  584  1,487  2,499  Other (income) expense, net (3,273) 4,985  (6,639) 8,625  Provision for (benefit from) income  taxes 34  615  32  3,690  Restructuring and related charges 125  —  26,285  —  Legal and transaction related costs (1)   6,170  —  15,455  —  Adjusted EBITDA $ 46,428  $ (2,771) $ 108,543  $ 88,689  Revenue $ 339,837  $ 294,160  $ 1,326,328  $ 1,260,823  Adjusted EBITDA margin 13.7% (0.9) % 8.2% 7.0%           (1)  Legal  and  transaction  related  costs  consist  of  expenses  related  to  our  intellectual  property  ("IP")  litigation  against  Alphabet  Inc.  and  Google  LLC  as  well  as  legal  and  transaction  costs  associated  with  our  recent  acquisition activity, which we do not consider representative of our underlying operating performance.      Reconciliation of Cash Flows Provided by Operating Activities to Free Cash Flow   (unaudited, dollars in thousands)          Year Ended  October 3,  September 28,    2020    2019  Cash flows provided by operating activities  $ 161,986     $ 120,636   Less: purchases of property and equipment and intangible assets  (33,035)    (23,222)  Free cash flow  $ 128,951     $ 97,414     Revenue by Product Category (unaudited, dollars in thousands)  Three Months Ended Twelve Months Ended October 3, September 28, October 3, September 28, 2020 2019 2020 2019 Sonos speakers $ 254,874  $ 217,526  $ 1,034,813  $ 1,008,422  Sonos system products 67,901  49,686  218,788  187,172  Partner products and other revenue 17,062  26,948  72,727  65,229  Total revenue $ 339,837  $ 294,160  $ 1,326,328  $ 1,260,823

Revenue by Geographical Region

(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended	
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Americas	$ 199,549	$ 157,540	$ 755,874	$ 678,224
Europe, Middle East and Africa ("EMEA")	117,076	101,248	470,883	484,785
Asia Pacific ("APAC")	23,212	35,372	99,571	97,814
Total revenue	**$ 339,837**	**$ 294,160**	**$ 1,326,328**	**$ 1,260,823**

Stock-based Compensation

(unaudited, dollars in thousands)

	Three Months Ended		Twelve Months Ended	
	October 3, 2020	September 28, 2019	October 3, 2020	September 28, 2019
Cost of revenue	$ 239	$ 284	$ 1,106	$ 985
Research and development	6,742	4,851	23,439	17,643
Sales and marketing	3,701	3,549	14,359	12,965
General and administrative	5,289	4,365	18,706	14,982
Total stock-based compensation expense	$ 15,971	$ 13,049	$ 57,610	$ 46,575

Restructuring and Related Costs[1]

(unaudited, dollars in thousands)

	Three Months Ended	Twelve Months Ended
	October 3, 2020	October 3, 2020
Research and development	$ 125	$ 5,074
Sales and marketing	—	19,788
General and administrative	—	1,423
Total restructuring and related costs	$ 125	$ 26,285

[1] On June 23, 2020, the Company initiated a restructuring plan as part of its efforts to reduce operating expenses and preserve liquidity due to the uncertainty and challenges stemming from the COVID-19 pandemic. As part of the 2020 restructuring plan, the Company eliminated approximately 12% of its global headcount and closed its New York retail store and six satellite offices. The Company believes these initiatives will better align resources to provide further operating flexibility and more efficiently position the business for its long-term strategy. The Company expects activities under the 2020 restructuring plan to be substantially complete in the first quarter of fiscal 2021.

Use of Non-GAAP Measures   We have provided in this press release financial information that has not been prepared in accordance  with generally accepted accounting principles (“U.S. GAAP”), including adjusted EBITDA, adjusted  EBITDA margin, free cash flow, gross margin excluding the effect of tariffs, adjusted EBITDA excluding  the effect of tariffs, adjusted EBITDA margin excluding the effect of tariffs, revenue excluding the 14th  week, revenue excluding the 53rd week, net income (loss) excluding stock-based compensation,  restructuring, and legal and transaction related fees, and diluted earnings per share (EPS) excluding  stock-based compensation, restructuring, and legal and transaction related fees. These non-GAAP  financial measures are not based on any standardized methodology prescribed by U.S. GAAP and are  not necessarily comparable to similarly titled measures presented by other companies. We use these  non-GAAP financial measures to evaluate our operating performance and trends and make planning  decisions. We believe that these non-GAAP financial measures help identify underlying trends in our  business that could otherwise be masked by the effect of the expenses and other items that we exclude  in these non-GAAP financial measures. Accordingly, we believe that these non-GAAP financial measures  provide useful information to investors and others in understanding and evaluating our operating results,  enhancing the overall understanding of our past performance and future prospects, and allowing for  greater transparency with respect to a key financial metric used by our management in its financial and  operational decision-making. Non-GAAP financial measures should not be considered in isolation of, or  as an alternative to, measures prepared in accordance with U.S. GAAP. Investors are encouraged to  review the reconciliation of these financial measures to their nearest U.S. GAAP financial equivalents  provided in the financial statement tables above. We define adjusted EBITDA as net income (loss)  adjusted to exclude the impact of depreciation, stock-based compensation expense, interest income,  interest expense, other income (expense), income taxes and other items that we do not consider  representative of our underlying operating performance. We define adjusted EBITDA margin as adjusted  EBITDA divided by revenue. We calculate gross margin excluding the effect of tariffs as gross profit  dollars removing the effect of tariffs imposed on goods imported to the U.S. from China divided by  revenue. We define free cash flow as defined as net cash from operations less purchases of property  and equipment and intangible assets. We calculate adjusted EBITDA excluding the effect of tariffs as net  income (loss) excluding the effect of tariffs imposed on goods manufactured in China and adjusted to  exclude the impact of depreciation, stock-based compensation expense, interest income, interest  expense, other income (expense), income taxes and other items that we do not consider representative  of our underlying operating performance. We calculate non-GAAP net income excluding stock-based  compensation, restructuring and legal and transaction related fees as net income less stock-based  compensation, restructuring fees and legal and transaction related fees. We calculate non-GAAP diluted  earnings per share (EPS) excluding stock-based compensation, restructuring, and legal and transaction related fees as net income less stock-based compensation, restructuring costs and legal and transaction related fees divided by our number of shares at fiscal year end. We do not provide a reconciliation of    forward-looking non-GAAP financial measures to their comparable GAAP financial measures because  we cannot do so without unreasonable effort due to unavailability of information needed to calculate  reconciling items and due to the variability, complexity and limited visibility of the adjusting items that  would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting  and analyzing future periods, we do so primarily on a non-GAAP basis without preparing a GAAP  analysis as that would require estimates for items such as stock-based compensation, which is  inherently difficult to predict with reasonable accuracy. Stock-based compensation expense is difficult  to estimate because it depends on our future hiring and retention needs, as well as the future fair market  value of our common stock, all of which are difficult to predict and subject to constant change. In addition, for purposes of setting annual guidance, it would be difficult to quantify stock-based  compensation expense for the year with reasonable accuracy in the current quarter. As a result, we do  not believe that a GAAP reconciliation would provide meaningful supplemental information about our  outlook.    Forward Looking Statements    This press release contains forward-looking statements that involve risks and uncertainties. These  forward-looking statements include statements regarding our outlook for the fiscal year ended October  2, 2021, our long-term focus, financial, growth and business strategies and opportunities, growth  metrics and targets, new products, software, services and partnerships, profitability and gross margins,  our restructuring efforts, our tariff expense and other factors affecting variability in our financial results.  These forward-looking statements are only predictions and may differ materially from actual results due  to a variety of factors, including, but not limited to the duration and impact of the COVID-19 pandemic  and related mitigation efforts on our industry; changes in general economic or market conditions that  could affect consumer income and overall consumer spending; our ability to successfully introduce new  products and services and maintain the success of our existing products; the success of our efforts to  expand our direct-to-consumer channel; the success of our financial, growth and business strategies;  our ability to accurately forecast consumer demand for our products and manage our inventory in  response to changing demands; and the other risk factors set forth under the caption “Risk Factors” in  our Quarterly Report on Form 10-Q for the quarter ended June 27, 2020 and our other filings filed with  the Securities and Exchange Commission (the “SEC”), copies of which are available free of charge at  the SEC’s website at www.sec.gov or upon request from our investor relations department. All  forward-looking statements herein reflect our opinions only as of the date of this letter, and we  undertake no obligation, and expressly disclaim any obligation, to update forward-looking statements  herein in light of new information or future events. Sonos and Sonos product names are trademarks or  registered trademarks of Sonos, Inc. All other product names and services may be trademarks or  service marks of their respective owners.  About Sonos Sonos (Nasdaq: SONO) is one of the world’s leading sound experience brands. As the inventor of multi-room wireless home audio, Sonos innovation helps the world listen better by giving people access to the content they love and allowing them to control it however they choose. Known for delivering an unparalleled sound experience, thoughtful home design aesthetic, simplicity of use and an open platform, Sonos makes the breadth of audio content available to anyone. Sonos is headquartered in Santa Barbara, California. Learn more at www.sonos.com.   Investor Contact Cammeron McLaughlin IR@ sonos.com Press Contact Tom Lodge PR@sonos.com   Source: Sonos